Exhibit 99.1

Contact:
Amy Figueroa
Peregrine Pharmaceuticals
(800) 987-8256
info@peregrineinc.com

PEREGRINE PROVIDES UPDATE ON GOVERNMENT-SPONSORED RESEARCH PROGRAM

-- Two-Year Base Period Extended 45 Days to Allow for Completing Scientific Review and
Finalizing Plans for Upcoming Studies --

TUSTIN, CA, June 28, 2010  -- Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM), a clinical-stage biopharmaceutical company developing first-in-class monoclonal antibodies for the treatment of cancer  and viral infections, today provided an update on its government-sponsored research programs.  Under its first government contract, with the Transformational Medical Technologies Initiative (TMTI) of the U.S. Department of Defense's Defense Threat Reduction Agency (DTRA), Peregrine has performed development work with its phosphatidylserine (PS)-targeting antibodies for the treatment of viral hemorrhagic fever (VHF) infections and the company is pursuing additional government contracts and grants to support its cancer and viral infections programs.

“The TMTI contract has already provided valuable support and helped us advance our bavituximab clinical development program while evaluating its use for biodefense applications,” commented Steven W. King, president and chief executive officer of Peregrine.  “We look forward to working with TMTI to complete the scientific review and continuing the preclinical evaluation in more advanced models of VHF.  Based upon our experience with this contract, we have assembled a dedicated team responsible for applying for additional government contracts and grants, including potential funding under an IRS Section 48D grant for qualifying therapeutic discovery projects.”

Peregrine’s contract with the TMTI covers research for up to a five-year period potentially worth up to $44.5 million, with a two-year base period and 3 one-year option periods.  The contract provided for up to $22.3 million in funding during a two-year base period ending June 30, 2010.  This base period has been extended by 45 days to complete ongoing preclinical studies, review scientific data, and to finalize plans for continuing preclinical evaluation in animal models of VHF.

“In models of hemorrhagic fever infection, Peregrine’s PS-targeting antibodies demonstrated encouraging antiviral activity and warrant further investigation as broad-spectrum agents against life-threatening viral infections,” commented Brian B. Gowen, Ph.D., research associate professor at Utah State University and principal investigator for one of Peregrine’s preclinical VHF studies conducted under the TMTI contract.   “We look forward to presenting our preclinical data from our studies through future scientific conferences and publications.”

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials for the treatment of cancer and serious viral infections. The company is pursuing multiple clinical programs in cancer and hepatitis C virus infection with its lead product candidate bavituximab and novel brain cancer agent Cotara(R). Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the government may elect not to extend the award beyond the two-year base period, the risk that we may not secure additional government funding, and the risk that the funding may not create long-term value for the Company. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business.  Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2009 and the quarterly report on Form 10-Q for the quarter ended January 31, 2010. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

####